EXHIBIT 10.7

AMENDMENT TO SEPARATION AND RELEASE AGREEMENT

This Amendment to Separation and Release Agreement (the “Amendment”) is effective as of February 26, 2019 (the “Effective Date”) by and between Chaparral Energy, LLC (the “Company”), Chaparral Energy, Inc. (“CEI”), and Joseph Evans (the “Individual”).

RECITALS
WHEREAS, the parties previously entered into a Separation and Release Agreement signed by the parties on February 14, 2019 (the “Original Agreement”).
WHEREAS, the parties desire to amend the Original Agreement according to the terms in this Amendment.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following terms:
TERMS
1.Capitalized Terms. All capitalized terms used but not defined in this Amendment shall have the same meaning as prescribed in the Original Agreement.

2.Amendment to Subparagraph 5(a) of the Original Agreement. Subparagraph 5(a) in the Original Agreement is hereby deleted and replaced in its entirety by the following clause:

“a. Separation Payment. The Company shall pay the Individual an amount equal to $448,914.00 plus the amount of the Individual’s 2018 Annual Bonus (as defined in the Employment Agreement), if any, minus applicable taxes and withholdings, as a separation payment (the “Separation Payment”) in equal or nearly equal installments on the Company’s regularly scheduled pay dates beginning on the Company’s first regularly scheduled payday following the Separation Date and continuing thereafter for 12 months until the Separation Payment is paid in full.”

3.Other Continuing Covenants and Obligations of the Original Agreement. Except as provided in this Amendment, all other continuing covenants and obligations of the parties under the Original Agreement shall remain unmodified, remain in full force and effect, and continue in full force and effect, and nothing in this Amendment except as provided above shall act to cancel, amend, or supersede such continuing covenants and obligations.

4.Governing Law; Entire Agreement. This Amendment (a) shall be governed by the laws of the State of Delaware, without regard to its conflict-of-laws principles; (b) constitutes the sole and entire agreement of the parties with respect to amendment of the Original Agreement; (c) supersedes all prior verbal and written understandings and agreements between the parties relating to its subject matter; and (d) may not be modified except in a writing signed by both parties. The Individual agrees that the Company and CEI have not made any promise or representation to him concerning this Amendment not expressed in this Amendment, and that, in signing this Amendment, he is not relying on any prior oral or written statement or representation by the Company, CEI, or their representatives but is instead relying solely on his own judgment and his legal advisor, if any.

5.Counterparts. This Amendment may be executed by the parties in separate counterparts, all of which taken together shall be considered the parties’ executed agreement. Duplicates of original signed copies of this Amendment shall have the same legal effect as signed originals.

AGREED as of the Effective Date:

CHAPARRAL ENERGY, LLC		CHAPARRAL ENERGY, INC.

By:	/s/ K. Earl Reynolds	By:	/s/ Joseph Evans
	K. Earl Reynolds		Joseph Evans
Chief Executive Officer
Date:	2/27/2019	Date:	2/27/2019

CHAPARRAL ENERGY, INC.

By:	/s/ K. Earl Reynolds
K. Earl Reynolds
Chief Executive Officer
Date:	2/27/2019